Precision Auto Care, Inc.
           Exhibit 11-Statement Re: Computation of Per Share Earnings
                      (In Thousands, except per share data)


                                                        Three Months Ended March 31,            Nine Months Ended March 31,
     Actual                                               1998               1997                 1998               1997
----------------                                    -----------------  -----------------    -----------------  -----------------
 Weighted average shares outstanding
     common stock                                          5,481             1,334                 3,609              1,486

 Weighted average shares issuable upon exercise
     of common stock options, if dilutive                     60                47                    46                 47
                                                        ---------          --------             ---------          ---------
 Total weighted average shares                             5,541             1,381                 3,655              1,533
                                                        =========          ========             =========          =========

 Net earnings                                            $ 1,005            $  254               $ 2,226            $ 1,122
                                                        =========          ========             =========          =========

 Basic earnings per share                                $  0.18            $ 0.19               $  0.62            $  0.76
                                                        =========          ========             =========          =========

 Diluted earnings per share                              $  0.18            $ 0.18               $  0.61            $  0.73
                                                        =========          ========             =========          =========


                                                        Three Months Ended March 31,            Nine Months Ended March 31,
 Pro Forma                                                1998               1997                 1998               1997
---------------                                     -----------------  -----------------    -----------------  -----------------
 Weighted average shares outstanding
     common stock                                          5,481             5,464                 5,470              5,629

 Weighted average shares issuable upon exercise
     of common stock options, if dilutive                     60                47                    46                 47
                                                        ---------          --------             ---------          ---------
 Total weighted average shares                             5,541             5,511                 5,516              5,676
                                                        =========          ========             =========          =========

 Net earnings                                            $ 1,005            $  436               $ 2,824            $ 1,798
                                                        =========          ========             =========          =========

 Basic earnings per share                                $ 0.18             $ 0.08               $  0.52            $  0.32
                                                        =========          ========             =========          =========

 Diluted earnings per share                              $ 0.18             $ 0.08               $  0.51            $  0.32
                                                        =========          ========             =========          =========